UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 19, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Lansdowne, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As discussed further below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, on December 18, 2007, Catcher Holdings, Inc. (the “Company”) the Company and Robert H. Turner terminated the Executive Employment Agreement (the “Agreement”) between Mr. Turner and Catcher, Inc., the Company’s wholly owned subsidiary, pursuant to which, Mr. Turner had been acting as the Company’s Chairman and Chief Executive Officer. Under the terms of the Agreement, the Company was obligated to pay Mr. Turner $285,000 per year. The Agreement was for a term of three years and was terminable by either party. In accordance with the Agreement, the Company will pay Mr. Turner severance of $142,500. The Company and Mr. Turner entered into a mutual release agreement, the form of which was contained in the Agreement.

The description of the terms of the Agreement is qualified in its entirety by reference to the Executive Employment Agreement attached as Exhibit 10.34 to the Current Report on Form 8-K filed by the Company on February 21, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert H. Turner, the Chief Executive Officer and the Chairman of the Board of Directors of the Company (the “Board”), resigned in his capacity as Chief Executive Officer, Chairman and Director effective December 18, 2007.

On December 18, 2007, the Company appointed Gary Haycox, the Company’s Chief Technology Officer, to the position of Chief Executive Officer.

On December 18, 2007, the Board named Gary Haycox as Interim Chairman of the Board.

As Chief Executive Officer and Interim Chairman of the Board, Gary Haycox brings technology and strategic leadership experience from a 25 year career with Intel Corporation. As a Director of Strategy, he was responsible for identifying emerging technologies, industry trends and solutions that drove new corporate objectives across Intel. Mr. Haycox led the architectural strategy for Digital Communities, which was designed to be a service oriented framework that included emerging information and communications technologies supporting a distributed services model. From 2005 through 2006 Mr. Haycox was the CEO for Acuo Technologies, a medical image management software company. Mr. Haycox assumed responsibility for restructuring of the company, building out the sales and marketing capabilities and developing a partner-based go-to-market strategy. In April of 2006 Mr, Haycox led an effort to procure the assets of Vivato, Inc to form Vivato Networks, taking on the role of Chief Executive Officer in September 2006. Throughout 2007 Vivato Networks established significant milestones in ramping the business, sales and growth objectives culminating in the acquisition by Catcher Holdings, Inc. Mr. Haycox attended DeVry University and holds a degree in Electronic Engineering Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

December 19, 2007	By:	/s/ Denis McCarthy
Denis McCarthy Chief Financial Officer